Exhibit 99.1
EBIX ANNOUNCES RECORD FIRST QUARTER RESULTS
•	Record Revenue of $31.6 Million, up 53% Year-Over-Year

•	GAAP Diluted EPS of $0.32, up 38% Year-Over-Year

•	Net Income of $12.4 Million, up 49% Year-Over-Year

•	Operating margins of 40%, consistent with last year margins
ATLANTA, GA — May 7, 2010 — Ebix, Inc. (NASDAQ: EBIX), a leading international supplier of On-Demand software and E-commerce services to the insurance industry, today reported record financial results for the first quarter of 2010. The results marked the highest revenue, net income and diluted EPS in any one-quarter that the company has reported in its thirty-four year history.
Ebix delivered the following results for its first quarter, fiscal year 2010:
Revenues: Total Q1 2010 revenue was $31.6 million, an increase of 53% on a year-over-year basis, as compared to Q1 2009 revenue of $20.7 million.
Channel Revenues: The Exchange channel grew 90% year over year to $22.9 million or 72% of the Q1 revenues. The BPO channel grew 4% year over year, to $3.5 million or 11% of the Q1 revenues. The Broker Channel grew 19% year over year, to $2.9 million or 9% of the Q1 revenues. The Carrier channel dropped 17% year over year, to $2.3 million or 8% of the Q1 revenues.
Customers: The Company also announced the signing of contracts with named key accounts like Sun Life, Universal Life, US Bank, Ameriprise, American General Life, National Western Life, Principal Financial Group, Metlife, Bechtel, Sea World, Lockton, Hillard Lyons, Port Authority of NY/NJ and AVIS etc. This list of names is a sample representation of contracts signed by the Company in the first quarter of 2010.
Implementation Pipeline: The Company also announced that some of the other material contracts signed previously in the Q4 of 2009 are still in implementation mode and thus did not generate any transaction Exchange revenues in Q1 of 2010. Some of these named accounts in implementation mode at present are Bank of America, Wells Fargo, Fidelity, Marsh, Disney Consumer Products, John Hancock, Bechtel, and Genworth etc. This is in addition to all the new contracts signed by Ebix in the first quarter of 2010, which are also in the implementation pipeline now.
Net Income: Q1 2010 net income was $12.4 million, an increase of 49% on a year-over-year basis, as compared to Q1 2009 net income of $8.3 million.
Earnings per Share: Q1 2010 diluted earnings per share rose 38% year-over-year to $0.32, as compared to $0.23 in the first quarter of 2009. For purposes of the Q1 2010 EPS calculation, there was an average of 39.3 million diluted shares outstanding during the quarter, as compared to 37.1 million diluted shares outstanding in Q1 of 2009.
Expenses: The Company’s operating expenses for the quarter grew by 53 percent to $18.9 million as compared to $12.3 million for the first quarter of 2009.
Margins: The Q1 2010 operating margins at 40% were consistent with our margins in Q1 of 2009.
Key Initiatives: The Company announced that it is pursuing certain key revenue generating initiatives towards increasing its expanse and market share in the On-Demand insurance services sector. Some of these key initiatives expected to be deployed this year are —
•	Development of an Exchange to handle servicing of an Annuity policy in the US

•	Development of an Exchange to handle portability of an Annuity policy across multiple carriers in the US

•	Life Insurance Exchange for E-policy Delivery with Para-med exams, e-signatures etc. in the US and Canada

•	Deployment of Exchanges in the Latin American Markets

•	Deployment of On-Demand cloud computing infrastructure in Latin America to provide Property & Casualty Insurance Company Systems on a utility services basis across multiple insurance companies

•	Development of an ambitious Enterprise wide system code-named GR8 to provide a state of the art On-Demand Backend system for Health, Employee Benefits, Life, Enrollment, Billing, and Accounting etc.
Acquisition Pipeline: The Company believes that at its present income rate, it expects to generate cash flows of approximately $50 million over the next 12 months. This is in addition to the Company’s present cash balances of $23.5 million as of 3rd May 2010. The Company intends to reinvest this cash towards supporting further organic growth and making accretive complementary acquisitions in the short and long-term. Some of the areas in which the Company is pursuing acquisition opportunities are as follows —
•	Health and Employee Benefits area, to position the Company well to maximize its opportunities in lieu of the Health Reform in the US.

•	P&C Exchanges, to establish Ebix in certain key markets like the US & Latin America

•	Compliance Exchanges that allow us to enter new markets like Exchanges for mutual funds, SEC and FINRA Compliance for Bank Assurance, Insurance Companies etc.

•	Reinsurance Exchanges across the world.
Ebix chairman, president & CEO Robin Raina added, “We are pleased to report record revenues, income and EPS in Q1 of 2010. This was a good quarter for us in terms of winning certain key accounts named above. We believe that we are uniquely positioned today as an end-to-end enterprise services player for the insurance industry. That end-to-end strategy has not been emulated by any Company in the insurances software services industry worldwide providing us a lead of at least a few years to gain the early mover advantage worldwide.”
Robin added, “We have a choice of growing Ebix aggressively or growing Ebix aggressively but sensibly. Ebix can either choose the path of high growth with low 10-15% operating margins or the path of sensible growth with 40% or more of operating margins. We prefer to do the latter and thus remain focused on working towards our goal of Annualized Revenue run rate of $200 Million by Q4 of 2011, with 40% or more in operating margins. Doing that, while ensuring Ebix’s 70% plus recurring revenue streams and minimal customer attrition rates is not likely to be easy. We believe that if we are able to achieve or beat all these goals by Q4 of 2011, we would have created a new benchmark in terms of operating cash flows, for the On-Demand sector in the United States.”
Investor Conference Call
Ebix will host a conference call to discuss its first quarter 2010 results at 11:00 a.m. Eastern Standard Time today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company’s Investor Relations home page at http://www.ebix.com. In addition, an archive of the webcast can be accessed through the same link. Participants who choose to call in to the conference call can do so by dialing 1-(973) 409-9690. A replay of the audio and text of the investor call will be available through the company’s Investor Relations home page at http://www.ebix.com
About Ebix, Inc.
A leading international supplier of On-Demand software and E-commerce services to the insurance industry, Ebix, Inc., (NASDAQ: EBIX) provides end-to-end solutions ranging from infrastructure exchanges, carrier systems, agency systems and BPO services to custom software development for all entities involved in the insurance industry.
With 30+ offices across Brazil, Singapore, Australia, the US, New Zealand, India and Canada, Ebix powers multiple exchanges across the world in the field of life, annuity, health and property & casualty insurance while conducting in excess of $100 billion in insurance premiums on its platforms. Through its various SaaS-based software platforms, Ebix employs hundreds of insurance and technology professionals to provide products, support and consultancy to thousands of customers on six continents. Ebix’s focus on quality has enabled it to be awarded Level 5 status of the Carnegie Mellon Software Engineering Institute’s Capability Maturity Model (CMM). Ebix has also earned ISO 9001:2000 certification for both its development and BPO units in India. For more information, visit the Company’s website at www.ebix.com

CONTACT:
Aaron Tikkoo, IR
678 -281-2027 or atikkoo@ebix.com
Safe Harbor for Forward Looking Statements under the Private Securities Litigation Reform Act of 1995 — This press release contains various forward looking statements and information that are based on management’s beliefs, as well as assumptions made by, and information currently available to management, including statements regarding future economic performance and financial condition, liquidity and capital resources, acceptance of the Company’s products by the market and management’s plans and objectives. The Company has tried to identify such forward looking statements by use of words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “will,” “should,” and similar expressions, but these words are not the exclusive means of identifying such statements. Such statements are subject to various risks, uncertainties and other factors which could cause actual results to vary materially from those expressed in, or implied by, the forward looking statements. Such risks, uncertainties and other factors include the extent to which the Company’s new products and services can be successfully developed and marketed, the integration and other risks associated with recent and future acquisitions, the willingness of independent insurance agencies to outsource their computer and other processing needs to third parties, the Company’s ability to continue to develop new products to effectively address market needs in an industry characterized by rapid technological change, the Company’s dependence on the insurance industry (and in particular independent agents), the highly competitive and rapidly changing automation systems market, the Company’s ability to effectively protect its applications software and other proprietary information, the Company’s ability to attract and retain quality management, and software, technical sales and other personnel, the potential negative impact on the Company’s outsourcing business in India from adverse publicity and possible governmental regulation, the risks of disruption of the Company’s Internet connections or internal service problems, the possibly adverse effects of a substantial increase in volume of traffic on the Company’s website, mainframe and other servers, possible security breaches on the Company’s website and the possible effects of insurance regulation on the Company’s business. Certain of these, as well as other, risks, uncertainties and other factors, are described in more detail in Ebix’s periodic filings with the Securities and Exchange Commission, including the company’s annual report on form 10-K for the year ended December 31, 2009, included under “Item 1A. Business—Risk Factors.” Except as expressly required by the federal securities laws, the Company undertakes no obligation to update any such factors or to publicly update any of the forward looking statements contained herein to reflect future events or developments or changed circumstances or for any other reason.
# # #
(Financial tables follow)

PART I — FINANCIAL INFORMATION
ITEM 1 — CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Ebix, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2010	2009
Operating Revenue:	$31,603	$20,668

Operating expenses:
Costs of services provided	7,063	4,085
Product development	3,363	2,505
Sales and marketing	1,326	1,134
General and administrative	5,660	3,843
Amortization and depreciation	1,432	744

Total operating expenses	18,844	12,311

Operating income	12,759	8,357
Interest income	88	52
Interest expense	(268)	(284)
Other non-operating income	317	—
Foreign exchange gain	103	406

Income before income taxes	12,999	8,531
Income tax provision	(615)	(196)

Net income	$12,384	$8,335

Basic earnings per common share	$0.36	$0.28

Diluted earnings per common share	$0.32	$0.23

Basic weighted average shares outstanding	34,747	29,781

Diluted weighted average shares outstanding	39,335	37,092

Ebix, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands, except share amounts)

	March 31,	December 31,
	2010	2009
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$20,418	$19,227
Short-term investments	2,732	1,799
Trade accounts receivable, less allowances of $508 and $565, respectively	26,025	22,861
Other current assets	4,258	2,628

Total current assets	53,433	46,515

Property and equipment, net	7,757	7,865
Goodwill	160,455	157,245
Intangibles, net	20,641	20,505
Indefinite-lived intangibles	29,293	29,223
Other assets	836	814

Total assets	$272,415	$262,167

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$5,985	$11,060
Accrued payroll and related benefits	4,100	3,634
Short term debt	5,000	23,100
Convertible debt, net of discount of $601 and $706, respectively	24,399	28,681
Current portion of long term debt and capital lease obligation	524	596
Deferred revenue	8,691	7,754
Other current liabilities	276	272

Total current liabilities	48,975	75,097

Revolving line of credit	15,600	—
Long term debt and capital lease obligations, less current portion	4,128	671
Other liabilities	2,966	2,965
Deferred tax liability, net	4,729	5,147
Put option liability	6,541	6,596
Deferred revenue	137	269
Deferred rent	702	679

Total liabilities	83,778	91,424

Commitments and Contingencies, Note 6

Stockholders’ equity:
Preferred stock, $.10 par value, 500,000 shares authorized, no shares issued and outstanding at March 31, 2010 and December 31, 2009	—	—
Common stock, $.10 par value, 60,000,000 shares authorized, 35,045,192 issued and 35,004,683 outstanding at March 31, 2010 and 34,474,608 issued and 34,434,099 outstanding at December 31, 2009	3,500	3,443
Additional paid-in capital	162,393	158,404
Treasury stock (40,509 shares as of March 31, 2010 and December 31, 2009	(76)	(76)
Retained earnings	21,007	8,623
Accumulated other comprehensive income	1,813	349

Total stockholders’ equity	188,637	170,743

Total liabilities and stockholders’ equity	$272,415	$262,167

Ebix, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2010	2009
Cash flows from operating activities:
Net income	$12,384	$8,335
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,432	743
Stock-based compensation	110	52
Restricted stock compensation	315	191
Debt discount amortization on convertible debt	105	—
Unrealized foreign exchange (gain)loss on forward contracts	(849)	—
Unrealized foreign exchange (gain)loss	568	—
Gain on sale of building	(262)	—
Gain on put option	(55)	—
Changes in assets and liabilities:
Accounts receivable	(2,457)	(2,356)
Other assets	(461)	(72)
Accounts payable and accrued expenses	(3,632)	244
Accrued payroll and related benefits	332	672
Deferred revenue	705	773
Deferred rent	23	(36)
Deferred taxes	(495)	(766)
Other current liabilities	(1)	36

Net cash provided by operating activities	7,762	7,816

Cash flows from investing activities:
Acquisition of business, net of cash acquired	(2,828)	—
Investment in ConfirmNet	(2,975)	(3,094)
Investment in IDS	—	(1,000)
(Purchases)maturities of marketable securities, net	(933)	1,059
Capital expenditures	(343)	(727)

Net cash used in investing activities	(7,079)	(3,762)

Cash flows from financing activities:
Repayments on line of credit	(7,500)	—
Proceeds from term loan	10,000	—
Principal payments of term loan obligation	(1,250)	—
Repurchases of common stock	(1,002)	(505)
Proceeds from the exercise of stock options	176	—
Payments of capital lease obligations	(372)	(38)
Principal payments of debt obligations	—	(587)

Net cash provided/(used) in financing activities	52	(1,130)

Effect of foreign exchange rates on cash	456	(627)

Net change in cash and cash equivalents	1,191	2,297
Cash and cash equivalents at the beginning of the period	19,227	9,475

Cash and cash equivalents at the end of the period	$20,418	$11,772

Supplemental disclosures of cash flow information:
Interest paid	$125	$226
Income taxes paid	$999	$1,125